Exhibit 10.1

AMENDMENT NO. 1 TO COMMON STOCK SALES AGREEMENT

December 31, 2020

H.C. Wainwright & Co., LLC

430 Park Avenue

New York, New York 10022

Ladies and Gentlemen:

Trevena, Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“HCW”) are parties to that certain Common Stock Sales Agreement dated April 17, 2019 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The parties, intending to be legally bound, hereby amend the Original Agreement as follows:

1.                Reference to the “Registration Statement” in the Original Agreement shall refer to the registration statement on Form S-3 (File No. 333-251006), originally filed with the Securities and Exchange Commission on November 27, 2020 and declared effective by the Securities and Exchange Commission on December 4, 2020.

2.                All references to “The Nasdaq Global Select Market” set forth in Section 3(a) of the Original Agreement are revised to read “The Nasdaq Capital Market”.

3.                All references to “Cooley LLP” set forth in Section 7(n) and Section 9(e) of the Original Agreement are revised to read “Troutman Pepper Hamilton Sanders LLP”.

4.                All references to “Pepper Hamilton LLP” set forth in Section 7(n) and Section 9(f) of the Original Agreement are revised to read “Troutman Pepper Hamilton Sanders LLP”.

5.                Section 13 of the Original Agreement is hereby deleted in its entirety and replaced as follows:

Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to HCW, shall be delivered to HCW at H.C. Wainwright & Co., LLC, 430 Park Avenue, New York, NY 10022, email:  atm@hcwco.com,  Attention:  Head of Investment Banking, with a copy to Duane Morris LLP, 1540 Broadway, New York, NY 10036, attention: Dean M. Colucci, e-mail: dmcolucci@duanemorris.com; or if sent to the Company, shall be delivered to the address of the Company set forth in the Prospectus, Attention: Chief Legal and Compliance Officer and Senior Vice President of Regulatory Affairs and Corporate Secretary with a copy to Troutman Pepper Hamilton Sanders LLP, 3000 Two Logan Square, Philadelphia, PA 19103, attention: Brian M. Katz, email: brian.katz@troutman.com. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier, (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), and (iv) if sent by e-mail, on the Business Day on which receipt is confirmed by the individual to whom the notice is sent, other than via auto-reply. For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a non-electronic form (“Non-electronic Notice”) which shall be sent to the requesting party within ten (10 days of receipt of the written request for Non-electronic Notice.

6.                 Schedule 2 of the Original Agreement is hereby deleted in its entirety and replaced as follows:

“Authorized Placement Notice Parties.

The Company

Carrie L. Bourdow	[Intentionally omitted.]

Barry Shin	[Intentionally omitted.]

Scott Applebaum	[Intentionally omitted.]

HCW

Craig Schwabe	[Intentionally omitted.]

Charles Worthman	[Intentionally omitted.]

With a copy to atm@hcwco.com

7.                 Schedule 3 of the Original Agreement is hereby deleted in its entirety and replaced as follows:

“Compensation. HCW shall be paid compensation equal to up to 3.0% of the gross proceeds from the sales of Placement Shares pursuant to the terms of this Agreement.”

8.                   All references to “April 17, 2019” set forth in Schedule 1 and Exhibit 7(m) of the Original Agreement are revised to read “April 17, 2019 (as amended by Amendment No. 1 to Common Stock Sales Agreement, dated December 31, 2020)”.

9.                   Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

10.                Entire Agreement; Amendment; Severability. This Amendment No. 1 to the Original Agreement together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment No. 1; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.

11.               Applicable Law; Consent to Jurisdiction. This amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

12.               Waiver of Jury Trial. The Company and HCW each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this amendment or any transaction contemplated hereby.

13.               Counterparts. This amendment may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding among the Company and HCW, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Original Agreement between the Company and HCW.

Very truly yours,

TREVENA, INC.

By:	/s/ Barry Shin
Name: Barry Shin
Title: Senior Vice President and Chief Financial Officer

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Mark W. Viklund
Name: Mark W. Viklund
Title: Chief Executive Officer

[Signature page to Amendment No. 1 to Common Stock Sales Agreement]